EXHIBIT 10.9
SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT OF CONTRACT

THIS SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT OF CONTRACT (the "Assignment") is made and entered into as of the 31st day of August, 2010 by Gulfstream International Airlines, Inc., a Florida corporation (the "Assignor"), in favor of SAH-VUL Strategic Partners I, LLC, a Florida limited liability company (the "Assignee").

RECITALS

Pursuant to the provisions of a secured convertible promissory note between Assignor’s parent company, Gulfstream International Group, Inc., a Delaware corporation ("Gulfstream"), and the Assignee of even date herewith (the "Note"), Assignor has procured a loan from the Assignee in the principal amount of $1,500,000.00 (the "Loan") which is guaranteed and secured by Assignor pursuant to a Continuing and Unconditional Guaranty (the "Guaranty") and a Security Agreement (the "Security Agreement") both from Assignor in favor of Assignee dated the date hereof.  Pursuant to a Securities Purchase Agreement between Gulfstream and Assignee, dated August 27, 2010, the Assignee or its designee(s) may, at its or their option purchase an additional Secured Convertible Promissory Note in the aggregate principal amount of up to $1,000,000 (as amended, modified and/or supplemented from time to time, the "Additional Note") which will be guaranteed and secured by Assignor pursuant to the Guaranty and Security Agreement.  Gulfstream is the sole shareholder of Assignor, and the business relationships of Gulfstream and Assignor are so related as to cause any benefit to Gulfstream to also be a benefit to Assignor, and Assignor will materially benefit the Loan and such benefit is sufficient to justify, and there is adequate consideration for, the obligations of Assignor pursuant to this Assignment, and it is in furtherance of the business purposes of Assignor that this Assignment be executed and delivered.  Therefore, in order to secure the repayment of the Loan and other obligations of Gulfstream and Assignor to the Assignee, Assignor is entering into this Assignment with the Assignee.

TERMS

NOW THEREFORE, in consideration of the foregoing and the Loan and for other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor agrees as follows:

1. Definitions.Definitions.  All Capitalized terms used and not otherwise defined herein shall have the respective meanings as ascribed thereto in the Note or the Additional Note, as the case may be.  All terms defined in the Uniform Commercial Code of the State of Florida (the "State") and used herein shall have the same definitions herein as specified therein.  However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.

2. Obligations Secured.  The obligations secured hereby are the due and punctual payment and performance of the obligations of Gulfstream, Assignor and all other Guarantors to the Assignee under the Loan Documents, as such Loan Documents are now in effect, or as the same may be hereafter extended, modified, or amended, and the payment and performance of all other obligations of Gulfstream, Assignor and all other Guarantors to the Assignee, now existing or hereafter arising or created, whether primary, secondary, direct, indirect, absolute, contingent, sole, joint, or several, arising prior to the date hereof or in connection herewith, or which may be hereafter contracted or acquired, or incurred directly or indirectly in respect thereof, and all extensions or renewals thereof and all sums payable under or by virtue thereof, whether principal, interest, or otherwise (including, without limitation, obligations that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a), including interest, fees, and other charges whether or not a claim is allowed for such obligations in any such bankruptcy proceedings; including costs and expenses, including costs of collection and attorneys’ fees incurred or paid by the Assignee as more specifically described in the Loan Documents and herein (collectively, the "Obligations").

3. Assignment, Pledge, and Security Interest.

    In order to secure the Obligations, Assignor does hereby assign, pledge, hypothecate, transfer, and set over unto the Assignee, and does hereby grant to the Assignee a lien and security interest in, and all right, title, and interest of Assignor in the following (collectively, the "Cuba Business Collateral"):

(a) that certain Services Agreement, dated August 3, 2003, between the Assignor and Gulfstream Air Charter, Inc., a Delaware corporation ("GAC") (successor to Gulfstream Air Charter, Inc., a Florida corporation) as amended on March 14, 2006, and as may be further amended from time to time (the "Assigned Agreement");

(b) all other rights, revenues and assets directly or indirectly arising or related to aircraft travel between the United States and Cuba;

(c) any and all rights, if any, to stock or equity ownership of GAC which the Assignor may receive or otherwise acquire pursuant to the Assigned Agreement or otherwise; and

(d) all rights in respect of (i) any proceeds, revenues, or other benefits arising from any of the foregoing or pursuant thereto and all monies, additional documents or instruments, or other property at any time and from time to time payable, receivable, or otherwise distributable in respect of, in exchange for, or in substitution of any of the foregoing including, without limitation, any right to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the foregoing; (ii) all rights, claims, powers, privileges, and remedies of Assignor, whether arising by statute, at law, in equity or otherwise, or provided for in the Assigned Agreement, consequent on the failure on the part of any party to perform or comply with any term of the Assigned Agreement; and (iii) all power and authority in the name of Assignor or otherwise to exercise, enforce, compel performance, perform, collect, receive, and receipt for all or any of the foregoing;

provided, however, that this Assignment shall not subject the Assignee to, or transfer, or pass or in any way affect or modify, the obligations of Assignor with respect to the rights and interests hereby assigned, it being understood and agreed that all such obligations of Assignor shall be and remain enforceable only against Assignor.

4. Representations, Warranties, and Covenants of Assignor.

 Assignor represents, warrants, and covenants to the Assignee that:

(a) The Assigned Agreement has been duly authorized by all parties thereto, has not been amended or modified since the date thereof, is in full force and effect, is enforceable by the parties thereto, and will be enforceable by the Assignee in accordance with its terms;

(b) Assignor owns the Assigned Agreement and all rights thereunder free and clear of any assignment, security interest, lien, charge, or encumbrance except for the security interest created hereunder and as otherwise permitted pursuant to the Intercreditor Agreement;

(c) There are no defaults under the Assigned Agreement on the part of any of the parties thereto;

(d) All payments due to Assignor under the Assigned Agreement are free from all claims, defenses, and setoffs of every kind whatsoever;

(e) There is no financing statement on file covering the Assigned Agreement or other Cuba Business Collateral except for any financing statement in favor of the Assignee, and except as otherwise permitted pursuant to the Intercreditor Agreement;

(f) Upon the filing of a financing statement by the Assignee, the assignment hereunder will create a valid and perfected first priority security interest in the Assigned Agreement and the other Cuba Business Collateral;

(g) Assignor is not prohibited by its charter or bylaws, any law, rule, or regulation, or any agreement with any other person, or any judgment or decree, from executing and delivering this assignment of the Assigned Agreement or other Cuba Business Collateral, performing each and every covenant of the Assignor hereunder and in the Assigned Agreement, and meeting each and every condition of this assignment;

(h) No authorization, approval, or other action is required or necessary in connection with this assignment by any other person, including but not limited to any governmental authority or regulatory body;

(i) The principal place of business and chief executive office of Assignor is 3201 Griffin Road, 4th Floor, Fort Lauderdale, Florida 33312 and Assignor covenants that it will not move its principal place of business or chief executive office without the Assignee’s prior written consent;

(j) Assignor keeps and maintains, and will continue to keep and maintain its records concerning the Assigned Agreement and other Cuba Business Collateral at the address in Section 4(i) above;

(k) Assignor will fulfill, perform and observe all the terms of the Assigned Agreement, refrain from doing any act prohibited by the terms of the Assigned Agreement, maintain the Assigned Agreement in full force and effect, enforce the performance and observance of all covenants and conditions of the Assigned Agreement to be performed or observed, appear in and defend any action growing out of, or in any manner connected with the Assigned Agreement or other Cuba Business Collateral or the obligations or liabilities of Assignor thereunder; and take all action that the Assignee deems necessary to maintain the viability, validity, and enforceability of the Assigned Agreement at the sole cost and expense of the Assignor;

(l) Assignor will promptly furnish to the Assignee any notices or other documents it receives under the Assigned Agreement;

(m) Assignor will give prompt notice to the Assignee of any claims of default by any party thereto together with a complete copy of any such claim;

(n) Assignor will not assign, sell, transfer, or otherwise dispose of the Assigned Agreement or other Cuba Business Collateral;  Assignor shall be the owner of  the Assigned Agreement free from any right or claim of any other person, lien, security interest or other encumbrance other than that of Assignee, and Assignor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Assignee, and Assignor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Assigned Agreement or other Cuba Business Collateral, or any security interest, lien or encumbrance in the Assigned Agreement or other Cuba Business Collateral in favor of any person, other than the Assignee;

(o) Assignor will not terminate, amend, or modify the Assigned Agreement, or waive any breach by any party to the Assigned Agreement, or release any person from liability on account of any warranty or from the performance of any obligation to be performed thereunder, or consent to the foregoing, without the prior written consent of the Assignee;

(p) Assignor will take no action in connection with the Assigned Agreement that will impair its value to the Assignee as collateral; and

(q) A true, correct, and complete copy of the Assigned Agreement is attached hereto as Exhibit "A."

5. Proceeds and Performance of Assigned Agreement.

(a) If and for so long as no Default or Event of Default under any Obligation shall have occurred or be continuing, the Assignor shall have the right to all moneys which may become due and owing to Assignor under the Assigned Agreement, and may transfer to its general operating account any such moneys deposited in the "Account" with the "Depository" defined it Section 5(b) below.  Upon the occurrence and during the continuation of any Default or Event of Default under any Obligation, the Assignee shall have the following rights: (i) to ask, require, demand, receive and receipt for any and all moneys which may become due and owing to Assignor under the Assigned Agreement; (iii) to enforce compliance with and performance of the Assigned Agreement, and to exercise any and all rights provided to Assignor thereunder; (iii) to terminate the Assigned Agreement or any part thereof in accordance with its terms; (iv) to grant waivers, extensions, and modifications under the Assigned Agreement as the Assignee may deem appropriate; (v) to endorse any checks or other instruments or orders in connection with the Assigned Agreement or other Cuba Business Collateral; and (vi) to file any claims or take any action or institute any proceedings which the Assignee may deem desirable.  After any default under any Obligation, the Assignee shall have the right to ask, require, demand, receive and receipt for any and all moneys which may become due and owing to Assignor under the Assigned Agreement or other Cuba Business Collateral. Assignor hereby authorizes and directs the obligor under the Assigned Agreement to pay all moneys or funds due Assignor under the Assigned Agreement directly to the Assignee.  Assignor agrees to perform, when due, all its obligations under the Assigned Agreement, and to maintain the Assigned Agreement in full force and effect throughout the term thereof.

(b) In order to further perfect the Assignee’s security interest in the Assigned Agreement and all products and proceeds thereof, simultaneous with the execution and delivery of this Agreement, the Assignor has opened a special collateral account number:____________________; account name:____________________ (the "Account")  with _______________________ Bank (the "Depository") and has executed and delivered a deposit account assignment and control agreement with the Depository in form and substance satisfactory to Assignee and as described on the attached Exhibit "B" hereto (the "Deposit Assignment Agreement").  Assignor shall continue to deposit only in the account maintained at the Depository set forth in the Deposit Assignment Agreement or such other bank account(s) as may be designated by Assignee and Assignor from time to time, all funds received or receivable by it under the Assigned Agreement for from the operation of the Cuba Business Collateral, including without limitation Gulfstream Air Charter, Inc., a Delaware corporation or any other entity or business providing air services between the United States and Cuba, as contemplated by the Assigned Agreement.

6. Transfer of Assigned Agreement. If the Assignee exercises its rights upon an event of default under any Obligation, in addition to any rights and remedies of a secured party upon default that it may have under the Uniform Commercial Code in effect in the State of Florida, the Assignee may, to the extent permitted by law, if it deems feasible to do so and without being required to give any notice to Assignor, transfer and assign the rights of Assignor under the Assigned Agreement and other Cuba Business Collateral at any public or private sale for cash, credit, or other such lawful consideration as the Assignee shall deem appropriate.  Each such transferee at any such sale shall hold the property and interests transferred absolutely free from any claim or right on the part of Assignor.  Any such public sale shall be held at such time or times within ordinary business hours and at such a place or places as the Assignee may fix in the notice of such sale.  At any such public or private sale, the Assigned Agreement, other Cuba Business Collateral or any part thereof, to be transferred, may be transferred as an entirety or separately, as the Assignee in its sole discretion determines.  The Assignee may, without notice of publication, adjourn any public or private sale or cause the same to be adjourned from time to time, by announcement at the time and place fixed for sale and such sale may, without further notice, be made at the time and place to which the same shall have been so adjourned.  The Assignee shall not incur any liability in case such transferee or transferees shall fail to carry out obligations or duties under the Assigned Agreement or other Cuba Business Collateral so transferred and, in case of any such failure, such Assigned Agreement and other Cuba Business Collateral may be transferred again upon like notice.

7. Other Rights and Remedies.  The rights and remedies granted to Assignee hereunder are in addition to, and not in limitation of, those set forth in the Security Agreement.  Without limiting its rights and remedies hereunder, Assignee shall have all rights and remedies with respect to the Assigned Agreement and other Cuba Business Collateral that Assignee otherwise has with respect to the "Collateral", as that term is defined in, and pursuant to, the Security Agreement.  Without limiting the foregoing:

(a) The Assignee may at any time following an Event of Default, at its option, transfer to itself or any nominee the Assigned Agreement and other Cuba Business Collateral, receive any income thereon and hold such income as additional collateral or apply it to the Obligations.  Whether or not any Obligations are due, the Assignee may following an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Assigned Agreement and other Cuba Business Collateral.  Regardless of the adequacy of Assigned Agreement and other Cuba Business Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Assignee to the Assignor may at any time be applied to or set off against any of the Obligations then due and owing.

(b) If a Default or an Event of Default shall have occurred, Assignor shall, at the request and option of the Assignee, notify account debtors and other persons obligated on the Assigned Agreement or other Cuba Business Collateral of the security interest of the Assignee therein and that payment thereof is to be made directly to the Assignee or to any financial institution designated by the Assignee as the Assignee's agent therefor, and the Assignee may itself, if an Event of Default shall have occurred, without notice to or demand upon the Assignor, so notify account debtors and other persons obligated on the Assigned Agreement and other Cuba Business Collateral. After the making of such a request or the giving of any such notification, the Assignor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments, and other Assigned Agreement received by the Assignor as trustee for the Assignee without commingling the same with other funds of the Assignor and shall turn the same over to the Assignee in the identical form received, together with any necessary endorsements or assignments.

(c) If an Event of Default shall have occurred and be continuing, the Assignee, without any other notice to or demand upon the Assignor have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a Assignee under the Uniform Commercial Code of the State and any additional rights and remedies which may be provided to a Assignee in any applicable jurisdiction.  The Assignor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Assignee's rights and remedies hereunder.

(d) To the extent that applicable law imposes duties on the Assignee to exercise remedies in a commercially reasonable manner, Assignor acknowledges and agrees that it is not commercially unreasonable for the Assignee (a) to fail to obtain governmental or third party consents for the collection or disposition of Assigned Agreement to be collected or disposed of, (b) to fail to exercise collection remedies against account debtors or other persons obligated on Assigned Agreement and other Cuba Business Collateral or to fail to remove liens or encumbrances on or any adverse claims against the Assigned Agreement and other Cuba Business Collateral, (c) to exercise collection remedies against account debtors and other persons obligated on Assigned Agreement and other Cuba Business Collateral directly or through the use of collection agencies and other collection specialists, (d) to contact other persons, whether or not in the same business as the Assignor, for expressions of interest in acquiring all or any portion of the Assigned Agreement and other Cuba Business Collateral, or (e) to the extent deemed appropriate by the Assignee, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Assignee in the collection or disposition of any of the Assigned Agreement and other Cuba Business Collateral.  Assignor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Assignee would fulfill the Assignee's duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in the Assignee's exercise of remedies and that other actions or omissions by the Assignee shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section.  Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Assignor or to impose any duties on the Assignee that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

8. The Assignee Appointed Attorney-in-Fact. Assignor hereby appoints the Assignee the attorney-in-fact of Assignor for the purpose of taking any action and executing any instruments which the Assignee deems necessary or advisable to accomplish the purposes of this assignment or for the purpose of carrying out the provisions of the Assigned Agreement and other Cuba Business Collateral.  Said appointment is irrevocable and coupled with an interest.

9. Certain Waivers, etc.  No delay on the part of the Assignee in exercising any power of sale, lien, option, or other right hereunder, and no notice or demand which may be given to or made upon Assignor with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the right of the Assignee to take any action or to exercise any power of sale, lien, option or any other right under this Assignment or otherwise, nor shall any single or partial exercise thereof, or the exercise of any power, lien, option or any other right under this assignment or otherwise, all without notice or demand except as expressly provided herein, constitute a waiver thereof, nor shall any of the same prejudice the Assignee’s rights against Assignor in any respect.  Each and every remedy of the Assignee shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under the Loan, or under any other obligation secured hereby, or under any other instrument now or hereafter existing, or at law or in equity or by statute.  The Assignee shall have no duty or obligation to satisfy the Obligations out of any other property, or pursuant to any other pledge, undertaking or security relating to the Obligations, and the Assignee may realize on the Assigned Agreement and other Cuba Business Collateral and any other security available to it in such order or concurrently as it may see fit, and the Assignee will not be required to take any recourse against Assignor, Gulfstream, or any other person or persons before realizing on the Assigned Agreement and other Cuba Business Collateral hereunder.  At any sale made pursuant hereto or pursuant to any Obligation, the Assignee may bid for or purchase, free from any right of redemption on the part of Assignor (all said rights being also hereby waived and released), any part of or all the Collateral offered for sale, and the Assignee may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability therefor. Assignee may at any time and from time to time (whether before or after revocation or termination of this Assignment), without notice to Assignor, without incurring responsibility to Assignor, without impairing, releasing, or otherwise affecting the obligations of Assignor in whole or in part and without the endorsement or execution by Assignor of any additional consent, waiver, or agreement:  (a) change the manner, place, or terms of payment of, change, extend the time of, renew, or alter, any of the Obligations  or any installments thereof, or any other security therefor or any guaranty thereof; (b) loan additional monies or extend additional credit to Gulfstream, individually or jointly with other persons, with or without security, thereby creating new liabilities the payment of which may or shall be secured hereby, and the collateral herein provided shall secure the Obligations  to the extent so changed, extended, renewed, increased, or otherwise altered; (c) sell, exchange, release, surrender, realize upon, or otherwise deal with in any manner and in any order any guaranties or any property at any time pledged or mortgaged to secure the Obligations  and any offset thereagainst; (d) take and hold additional security or guaranties for the Obligations; (e) exercise or refrain from exercising any rights against Gulfstream or others (including Assignor) or act or refrain from acting in any other manner; (f) settle or compromise any of the Obligations, or any portion thereof, and in any order, or any security or guaranty therefor, and may subordinate the payment of all or any part thereof to the payment of any of the Obligations (whether or not due) of Gulfstream to creditors of Gulfstream other than Assignee and Assignor; and (g) apply any sums from any sources to any of the Obligations, or any portion thereof, and in any order, without regard to any Obligations remaining unpaid.  No invalidity, irregularity, or unenforceability of all or any part of the Obligations, or any portion thereof, or insufficiency, invalidity, irregularity, or unenforceability of any security or guaranty therefor shall affect, impair, or be a defense to the assignment, pledge, grant of a security interest, or mortgage contained herein.  Assignor waives any duty on Assignee’s part (should such duty exist) to disclose to Assignor any matter, fact, or thing related to the business operations or condition (financial or otherwise) of Gulfstream or its affiliates or property, whether now or hereafter known by Assignee.  Assignee shall have no duty to disclose to Assignor the difference, if any, between the terms which were initially proposed for any Obligation and which were presumably disclosed to, or known by Assignor, and the actual terms of the Obligation, as executed, including but not limited to the existence or amount of guaranties or security therefor.  Assignor agrees that any lack of knowledge of Assignor as to such matters will not impair, release, or otherwise affect the obligations of  Assignor under this Assignment.  Any and all claims of Assignor against Gulfstream or any of its property, whether through subrogation to the rights of Assignee hereunder or otherwise, are hereby waived.

10. Amendment, Waiver, Modification, and Termination.Neither this Assignment nor any provision herein may be changed, amended, modified, waived, discharged, or terminated orally, but only by the agreement in writing of Assignor and the Assignee.

11. Governing Law. This Assignment shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of such state.

12. Severability of Provisions.Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

13. Headings. Paragraph headings used in this Assignment are for convenience only and shall not affect the construction of this Assignment.

14. Counterparts.  This Assignment may be signed in original counterparts and by facsimile or email transmission of copies of signed counterparts, each of which shall be deemed an original, in any number, no one of which need contain all of the signatures of the parties.  As many of such counterparts as shall together contain all of the signatures of the parties shall be deemed to constitute one and the same instrument.

15. Benefit.This Assignment shall be binding upon and inure to the benefit of Assignor and the Assignee.

16. Consent.Assignor acknowledges and agrees to the terms of the Consent and Agreement to Security Agreement and Collateral Assignment of Contract attached hereto as Exhibit C.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective duly authorized officers as of the day and year first above written.

ASSIGNOR

Gulfstream International Airlines, Inc., a Florida corporation

By:	/s/ Robert Brown
Name:Robert Brown
Title: Chief Financial Officer

ACCEPTED:

SAH-VUL Strategic Partners I, LLC, a Florida limited liability company

By:	/s/ William J. Caragol
Name: William J. Caragol
Title: Manager

EXHIBIT "C"

CONSENT AND AGREEMENT TO
SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT OF CONTRACT

CONSENT AND AGREEMENT TO
SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT OF CONTRACT

The undersigned, Gulfstream Air Charter, Inc., a Delaware corporation ("GAC" or the "Gulfstream Charter Party"), hereby acknowledges, approves, and consents to the foregoing Security Agreement and Collateral Assignment of Contract (the "Assignment") by Gulfstream International Airlines, Inc., a Florida corporation (the "Assignor") to SAH-VUL Strategic Partners I, LLC, a Florida limited liability company (the "Assignee") of that certain Services Agreement, dated August 3, 2003, between the Assignor and GAC, as amended on March 14, 2006 (the "Assigned Agreement") and other Cuba Business Collateral (as defined in the Assignment), and hereby recognizes the rights and privileges of the Assignee and its successors and assigns thereunder.  Capitalized terms used but not defined herein have the meanings assigned to them in the Assignment.

The Gulfstream Charter Party hereby further makes and enters into this consent and agreement (the "Consent") and makes the following statements, with the understanding that the Assignee will rely upon the same in making or continuing the aforementioned Loan:

1. To Gulfstream Charter Party's knowledge, Assignor's interest in the Assigned Agreement and other Cuba Business Collateral is currently owned by Assignor, and the Assigned Agreement has not been assigned, pledged, or otherwise encumbered by Assignor or any other owner in favor of any party other than the Assignee.

2. The Assigned Agreement was duly executed by the parties thereto, is valid, presently in good standing, fully enforceable according to its terms, and binding upon the parties thereto.  All prior defaults by the Assignor under the Assigned Agreement are hereby waived by the Gulfstream Charter Party and the Assigned Agreement is not presently in default.

3. GAC: (a) is corporation, duly and validly organized and currently in good standing under Delaware law; and (b) is a party to the Assigned Agreement and has not assigned or transferred any of its rights or obligations thereunder, or any of the Assets, as defined therein, and GAC owns the Assets free and clear of all liens and encumbrances.  Thomas Cooper is the sole shareholder, sole director and President of the Gulfstream Charter Party.  This Consent is a valid, binding and enforceable obligation of GAC.

4. The conditions for occurrence of the "Effective Date" (as defined in the Assigned Agreement) have been satisfied, and GAC is the valid successor to Gulfstream Air Charter, Inc., a Florida corporation (now known as Gulfstream Connection, Inc., a Florida corporation) ("GACFL"), under the Assigned Agreement.  GACFL is no longer a party to, and has no rights under, the Assigned Agreement.  All references in the Assigned Agreement to "Cuban Air Charter" should and shall be deemed to refer to GAC.

5. The Assigned Agreement will not terminate upon the death or incapacity of Cooper if any portion of the Loan remains unpaid.

6. To the knowledge of the Gulfstream Charter Party, there are no third party defenses, set-offs, claims, or counterclaims which affect enforcement of the Assigned Agreement by the Assignee in according to its terms, or the payment of the obligations thereunder.  Except for the rights of Cooper Trading Corporation, a Florida corporation, to receive twenty-five percent (25%) of the net profits derived under the Assigned Agreement from the operation of the business of the Gulfstream Charter Party all as provided in the Assigned Agreement (the “Retention Amounts”), so long as the Assignor or any other person, firm or corporation designated by Assignee, is performing the services required to be performed on behalf of the Gulfstream Charter Party under the Assigned Agreement, the Gulfstream Charter Party will not assert against the Assignee any defenses, set-offs, claims, or counterclaims which the Gulfstream Charter Party may assert against Assignor that arise in connection with the Assigned Agreement, or any transactions relating thereto.

7. The Gulfstream Charter Party agrees that, unless Assignee agrees otherwise in writing, all payments to be made by the Gulfstream Charter Party to GIA under the Assigned Agreement will be made within the time periods required under the Assigned Agreement into the following bank account designated by GIA at _____________________Bank, Florida: Account Name:___________________________; Account Number: _____________________; Depository Bank Name: ________________ or such other bank account(s) as may be designated by Assignee and GIA from time to time.  The Gulfstream Charter Party further agrees that upon notice from the Assignee of any default by Assignor or its affiliates under any obligation secured by the Assigned Agreement, the Gulfstream Charter Party will continue to make all payments under the Assigned Agreement, less the Retention Amounts, to the above account or as otherwise directed by the Assignee.

8. Notwithstanding any terms of the Assigned Agreement, the Gulfstream Charter Party will not enter into any assignment, amendment, modification, termination, or cancellation of any provisions of the Assigned Agreement without the prior written consent of the Assignee.

9. This Consent shall be binding upon the successors and assigns of Gulfstream Charter Party, and shall inure to the benefit of the successors and assigns of the Assignee.

10. The Gulfstream Charter Party will make this Consent known to any transferee of the Assigned Agreement, and this Consent will be binding on any transferee of the Assigned Agreement.

11. The Gulfstream Charter Party shall use its best efforts to maintain in good standing all of its licenses, including, without limitation, the TSP/CSP licenses.

12. The Gulfstream Charter Party agrees to give prompt written notice to the Assignee of any default by the Assignor under the Assigned Agreement, specifying the nature of the default and Gulfstream Charter Party’ intention to enforce any of its rights thereunder.  The Gulfstream Charter Party agrees that it will provide the Assignee a period of not less than fifteen days after receipt of such notice to cure such default.

13. The Assignee may, without affecting the validity or enforceability of this Consent, extend the time of payment or increase the amount of all or any part of the Loan, otherwise modify any of the terms and conditions thereof, or make additional loans which may be secured by the Collateral and which shall be deemed to be part of the Loan referenced herein, without the consent of Gulfstream Charter Party and without giving notice thereof.

14. The Gulfstream Charter Party acknowledge and agree that all references in the Assigned Agreement to: (a) "Gulfstream Acquisition Corp." and/or "Gulfstream Acquisition Group, Inc." should and shall be deemed to refer to "Gulfstream Acquisition Group, Inc. now known as Gulfstream International Group, Inc., a Delaware corporation;" and (b) "Gulfstream Air Charter, Inc., a Florida corporation" should and shall hereby be deemed to refer to "Gulfstream Air Charter, Inc., a Delaware corporation".

In the event of a conflict between the terms of this Consent and the terms of the Assigned Agreement, the terms of this Consent shall control.

[the balance of this page intentionally left blank – signature page follows]\

The undersigned have made and entered into this Consent as of August 31, 2010.

Gulfstream Air Charter, Inc., a Delaware corporation

By:	/s/ Thomas L. Cooper
Thomas L. Cooper, President

The undersigned hereby acknowledges that:

(a)   he is the sole stockholder and President of GAC and has the power and authority to enter into this Consent on behalf of GAC,

(b)  he confirms the statements set forth in paragraph 14 of the above Consent and affirms that (i) GAC is the valid successor to Gulfstream Air Charter, Inc., a Florida corporation (now known as Gulfstream Connection, Inc., a Florida corporation) ("GACFL"), under the Assigned Agreement, (ii) GACFL is no longer a party to, and has no rights under, the Assigned Agreement, and (iii) all references in the Assigned Agreement to "Cuban Air Charter" should and shall be deemed to refer only to GAC;.

(c)  as the sole shareholder of GACFL, by shareholder consent the undersigned assigned all rights and benefits under the Assigned Agreement from GACFL to GAC;

(d)  the undersigned is the sole shareholder of Cooper Trading Corporation.  Except for its right to receive from GAC the “Retention Amounts” set forth in the Consent, Cooper Trading Corporation has no further rights in the Assigned Agreement; and

(e)  so long as the Assignor shall be indebted to the Assignee, without the prior written consent of the Assignee, the undersigned shall not sell, encumber or otherwise transfer any of the shares of capital stock of GAC.

/s/ Thomas L. Cooper
Thomas L. Cooper

Accepted and agreed:

Gulfstream International Airlines, Inc., a Florida corporation

By:	/s/ Robert Brown
Name: Robert Brown
Title: Chief Financial Officer

Gulfstream International Group, Inc., a Delaware corporation

By:	/s/ Robert Brown
Name: Robert Brown
Title: Chief Financial Officer

SAH-VUL Strategic Partners I, LLC, a Florida limited liability company

By:	/s/ William J. Caragol
Name: William J. Caragol
Title: Manager